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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in The AES Corporation's Registration Statement No. 33-49262 on Form S-8, Registration Statement No. 333-26225 on Form S-8, Registration Statement No. 333-28883 on Form S-8, Registration Statement No. 333-28885 on Form S-8, Registration Statement No. 333-38535 on Form S-8, Registration Statement No. 333-30352 on Form S-8, Registration Statement No. 333-57482 on Form S-8, Registration Statement No. 333-66954 on Form S-8, Registration Statement No. 333-66952 on Form S-8, Registration Statement No. 333-84008 on Form S-8, Registration Statement No. 333-83574 on Form S-8, Registration Statement No. 333-82306 on Form S-8, Registration Statement No. 333-81953 on Form S-3/A, Registration Statement No. 333-64572 on Form S-3, Registration Statement No. 333-83767 on Form S-3/A, Registration Statement No. 333-37924 on Form S-3/A, Registration Statement No. 333-38924 on Form S-3/A, Registration Statement No. 333-40870 on Form S-3/A, Registration Statement No. 333-44698 on Form S-3/A, Registration Statement No. 333-46564 on Form S-3/A, and Registration Statement No. 333-45916 on Form S-4/A of our report dated February 5, 2002 (February 6, 2002 as to paragraph 9 of Note 4, and March 21, 2002 as to paragraph 7 of Note 6) appearing in this Annual Report on Form 10-K of The AES Corporation for the year ended
December 31, 2001.



Deloitte & Touche LLP

McLean, VA
March 25, 2002